                             MEMORANDUM OF AGREEMENT

      This Memorandum of Agreement is entered into as of this 1st day of November, 2004, between AIM Equity Funds, AIM Funds Group, AIM Growth Series, AIM International Mutual Funds and AIM Investment Securities Funds, (each a "Trust" and collectively, the "Trusts"), on behalf of the funds listed on Exhibit "A" to this Memorandum of Agreement (the "Funds"), and AIM Investment Services, Inc. ("AIS"). This Memorandum of Agreement restates the Memorandum of Agreement dated as of July 1, 2003, as restated November 25, 2003, and as restated August 1, 2004, between AIM Equity Funds, AIM Funds Group, AIM Growth Series, AIM International Funds, Inc. (now known as AIM International Mutual Funds), AIM Investment Securities Funds and A I M Fund Services, Inc. (now known as AIM Investment Services, Inc.). AIM shall and hereby agrees to waive fees or reimburse expenses of each Fund, on behalf of its respective classes as applicable, severally and not jointly, as indicated in Exhibit A.

      For and in consideration of the mutual terms and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Trusts and AIS as follows:

      Each Trust and AIS agree until the date set forth on the attached Exhibit "A" that AIS will limit transfer agency expenses of each Fund's Institutional Class at the rates, on an annualized basis, set forth on Exhibit "A". The Boards of Trustees and AIS may terminate or modify this Memorandum of Agreement prior to the date set forth on Exhibit "A" only by mutual written consent. AIS will not have any right to reimbursement of any amount so waived.

      The Trusts and AIS agree to review the then-current waivers or expense limitations for each class of each Fund listed on Exhibit "A" on a date prior to the date listed on that Exhibit to determine whether such waivers or limitations should be amended, continued or terminated. Unless the Trusts, by vote of its Boards of Trustees, or AIS terminate the waivers or limitations, or the Trusts and AIS are unable to reach an agreement on the amount of the waivers or limitations to which the Trusts and AIS desire to be bound, the waivers or limitations will continue for additional one-year terms at the rate to which the Trusts and AIS mutually agree. Exhibit "A" will be amended to reflect that rate and the new date through which the Trusts and AIS agree to be bound.

It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Trust personally, but shall only bind the assets and property of the Funds, as provided in the Trust's Agreement and Declaration of Trust. The execution and delivery of this Memorandum of Agreement have been authorized by the Trustees of the Trust, and this Memorandum of Agreement has been executed and delivered by an authorized officer of the Trust acting as such; neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the assets and property of the Funds, as provided in the Trust's Agreement and Declaration of Trust.

      IN WITNESS WHEREOF, each Trust, on behalf of itself and its Funds listed in Exhibit "A" to this Memorandum of Agreement, and AIS have entered into this Memorandum of Agreement as of the date written above.

                                           AIM EQUITY FUNDS AIM FUNDS GROUP AIM
                                           GROWTH SERIES AIM INTERNATIONAL
                                           MUTUAL FUNDS AIM INVESTMENT FUNDS AIM
                                           INVESTMENT SECURITIES FUNDS on behalf
                                           of the Funds listed in Exhibit "A" to
                                           this Memorandum of Agreement



                                           By: /s/ Robert H. Graham
                                              __________________________________

                                           Title: President
                                                 _______________________________

                                           AIM INVESTMENT SERVICES, INC.

                                           By: /s/ William Galvin
                                              __________________________________

                                           Title: President
                                                 _______________________________

                                   EXHIBIT "A"

FUNDS WITH FISCAL YEAR END OF JULY 31

                        AIM INVESTMENT SECURITIES FUNDS

FUND                                       EXPENSE LIMITATION    COMMITTED UNTIL
----                                       ------------------    ---------------
AIM Limited Maturity Treasury Fund
       Institutional Class                      0.10%             July 31, 2005

FUNDS WITH FISCAL YEAR END OF OCTOBER 31

                                AIM EQUITY FUNDS

FUND                                       EXPENSE LIMITATION    COMMITTED UNTIL
----                                       ------------------    ---------------
AIM Aggressive Growth Fund
       Institutional Class                      0.10%            October 31, 2005
AIM Blue Chip Fund
       Institutional Class                      0.10%            October 31, 2005
AIM Capital Development Fund
       Institutional Class                      0.10%            October 31, 2005
AIM Charter Fund
       Institutional Class                      0.10%            October 31, 2005
AIM Constellation Fund
       Institutional Class                      0.10%            October 31, 2005
AIM Large Cap Basic Value fund
       Institutional Class                      0.10%            October 31, 2005
AIM Large Cap Growth Fund
       Institutional Class                      0.10%            October 31, 2005
AIM Mid Cap Growth Fund
       Institutional Class                      0.10%            October 31, 2005
AIM Weingarten Fund
       Institutional Class                      0.10%            October 31, 2005

                         AIM INTERNATIONAL MUTUAL FUNDS

FUND                                       EXPENSE LIMITATION    COMMITTED UNTIL
----                                       ------------------    ---------------
AIM International Growth Fund
       Institutional Class                      0.10%            October 31, 2005
INVESCO International Core Equity Fund
       Institutional Class                      0.10%            October 31, 2005

                              AIM INVESTMENT FUNDS

FUND                                       EXPENSE LIMITATION    COMMITTED UNTIL
----                                       ------------------    ---------------
AIM Trimark Endeavor Fund
       Institutional Class                      0.10%            October 31, 2005
AIM Trimark Fund
       Institutional Class                      0.10%            October 31, 2005
AIM Trimark Small Companies Fund
       Institutional Class                      0.10%            October 31, 2005

FUNDS WITH FISCAL YEAR END OF DECEMBER 31

                                 AIM FUNDS GROUP

FUND                                       EXPENSE LIMITATION     COMMITTED UNTIL
----                                       ------------------     ---------------
AIM Balanced Fund
       Institutional Class                      0.10%            December 31, 2005
AIM Basic Balanced Fund
       Institutional Class                      0.10%            December 31, 2005
AIM Mid Cap Basic Value Fund
       Institutional Class                      0.10%            December 31, 2005
AIM Premier Equity Fund
       Institutional Class                      0.10%            December 31, 2005

                                AIM GROWTH SERIES

FUND                                       EXPENSE LIMITATION    COMMITTED UNTIL
----                                       ------------------    ---------------
AIM Aggressive Allocation Fund
       Institutional Class                      0.10%            December 31, 2005
AIM Basic Value Fund
       Institutional Class                      0.10%            December 31, 2005
AIM Conservative Allocation Fund
       Institutional Class                      0.10%            December 31, 2005
AIM Global Equity Fund
       Institutional Class                      0.10%            December 31, 2005
AIM Mid Cap Core Equity Fund
       Institutional Class                      0.10%            December 31, 2005
AIM Moderate Allocation Fund
       Institutional Class                      0.10%            December 31, 2005
AIM Small Cap Growth Fund
       Institutional Class                      0.10%            December 31, 2005